Exhibit 99.1

FOR IMMEDIATE RELEASE

EMDEON REPORTS SECOND QUARTER RESULTS

Solutions Revenue of $263.8 million, Increased 5.9% for the Quarter and 7.6% Year-to-Date

Adjusted EBITDA of $97.9 million, Increased 8.4% for the Quarter and 10.0% Year-to-Date

NASHVILLE, Tenn. (July 24, 2015) – Emdeon Inc., a leading provider of software and analytics, network solutions and technology-enabled services that optimize communications, payments and actionable insights by leveraging its intelligent healthcare platform, today announced financial results for the second quarter and six months ended June 30, 2015, as summarized below:

	Three Months Ended June 30,			Six Months Ended June 30,
(In millions)	2015	2014	% Change	2015	2014	% Change

Solutions Revenue (exclusive of postage)	$263.8	$249.1	5.9%	$522.2	$485.2	7.6%
Net Income (Loss)	$7.9	($59.5)	113.3%	$2.2	($62.5)	103.5%
Adjusted EBITDA	$97.9	$90.3	8.4%	$185.5	$168.6	10.0%

Highlights include:

•	Solutions revenue increased 5.9% and 7.6% for the three and six month periods, respectively, compared to the prior year periods led by volume gains within network solutions and the continued acceleration of Emdeon’s software and analytics suite of solutions.

•	Adjusted EBITDA increased 8.4% and 10.0% for the three and six month periods, respectively, compared to the prior year periods as a result of revenue growth, operational efficiencies and other productivity improvements.

•	In July, Emdeon entered into a definitive agreement to acquire Altegra Health, a cloud-based analytics platform and related healthcare consumer engagement provider that combines data aggregation and analytics with unique member engagement and reporting capabilities to achieve actionable insights and improved management for value-based healthcare. The transaction is subject to customary closing conditions and expected to close in the third quarter.

“We are pleased with our financial performance, which resulted in 10.0% Adjusted EBITDA growth for the year-to-date period. During the second quarter, we continued to experience positive sales momentum and network volume gains throughout our platform,” commented Neil de Crescenzo, president and chief executive officer for Emdeon. “Going forward, the strong strategic fit of our pending acquisition of Altegra Health will further position Emdeon for success by helping our customers address the needs of value-based healthcare. The combination of Altegra Health’s data and analytic solutions and our Intelligent Healthcare Network will accelerate growth in our software and analytics segment and allow us to further expand our suite of solutions to create new, innovative platforms and deliver actionable insights to our customers.”

Operating Performance

Second quarter solutions revenue was $263.8 million, an increase of 5.9%, compared to $249.1 million for the same period in 2014. Year-to-date solutions revenue was $522.2 million, an increase of 7.6%, compared to $485.2 million for the same period in 2014. This increase in solutions revenue as compared to the prior year periods was primarily due to continued volume gains in network solutions as a result of increases in the number of insured lives of customers from the ongoing expansion of Medicaid, Medicare Advantage and federal and state exchanges and growth in recently developed and acquired solutions.

Second quarter net income was $7.9 million compared to a net loss of $59.5 million for the same period in 2014. Year-to-date net income was $2.2 million compared to a net loss of $62.5 million for the same period in 2014. This increase in net income as compared to the prior year periods was primarily due to the absence of an impairment charge related to the partial loss of a customer contract recognized in the prior year periods a recent change to state tax laws impacting the current year periods.

Second quarter Non-GAAP Adjusted EBITDA increased 8.4% to $97.9 million, or 37.1% of solutions revenue, from $90.3 million, or 36.3% of solutions revenue, for the comparable period in 2014. Year-to-date 2015 Non-GAAP Adjusted EBITDA increased 10.0% to $185.5 million, or 35.5% of solutions revenue, from $168.6 million, or 34.8% of solutions revenue, for the comparable period in 2014. This increase in Adjusted EBITDA and as a percentage of solutions revenue compared to the prior year periods is primarily due to business growth and productivity improvements throughout the business.

A reconciliation of Emdeon’s financial results determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP) to certain non-GAAP financial measures has been provided in the financial statement tables included in this release to supplement its unaudited condensed consolidated financial statements presented on a GAAP basis. An explanation of these non-GAAP measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

About Emdeon

Emdeon is a leading provider of software and analytics, network solutions and technology-enabled services that optimize communications, payments and actionable insights by leveraging its intelligent healthcare platform, which includes one of the largest financial and administrative networks in the United States healthcare system. Emdeon’s platform and solutions integrate and automate key functions of its payer, provider and pharmacy customers throughout the patient encounter, from consumer engagement and pre-care eligibility and enrollment through payment. By using Emdeon’s comprehensive suite of solutions, which are designed to easily integrate with existing technology infrastructures, customers are able to improve efficiency, reduce costs, increase cash flow and more efficiently manage complex workflows. For more information, visit www.emdeon.com.

Forward-Looking Statements

Statements made in this press release that express Emdeon’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements may include information concerning Emdeon’s possible or assumed future results of operations, including descriptions of Emdeon’s revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to Emdeon’s operations and business environment, all of which are difficult to predict and many of which are beyond Emdeon’s control. Although Emdeon believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Emdeon’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Such factors related to Emdeon’s actual financial results or results of operations include: effects of competition, including competition from entities that are customers for certain of Emdeon’s solutions; Emdeon’s ability to maintain relationships with its customers and channel partners; Emdeon’s ability to effectively cross-sell its solutions to existing customers and to continue to generate revenue and maintain profitability by developing or acquiring and successfully deploying new or updated solutions; the anticipated benefits from acquisitions (including the pending acquisition of Altegra Health) not being fully realized or not being realized within the expected time frames; and general economic, business or regulatory conditions affecting the healthcare information technology and services industries; as well as the other risks discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in Emdeon’s Annual Report filed on Form 10-K for the year ended December 31, 2014, as well as other reports filed by Emdeon with the Securities and Exchange Commission.

Forward-looking statement made by Emdeon herein, or elsewhere, speaks only as of the date on which made. Emdeon expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in Emdeon’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Emdeon Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
Revenue:
Solutions revenue	$263,805	$249,077	$522,216	$485,211
Postage revenue	90,996	87,081	178,280	170,154

Total revenue	354,801	336,158	700,496	655,365
Costs and expenses:
Cost of operations (exclusive of depreciation and amortization below)	121,288	115,499	242,474	227,832
Development and engineering	10,123	7,062	20,949	15,968
Sales, marketing, general and administrative	46,973	52,738	95,237	103,911
Customer postage	90,996	87,081	178,280	170,154
Depreciation and amortization	49,515	46,630	97,629	93,093
Accretion	3,818	4,844	8,797	4,768
Impairment of long-lived assets	122	76,508	961	79,576

Operating income (loss)	31,966	(54,204)	56,169	(39,937)
Interest expense, net	38,135	36,543	76,143	73,106
Contingent consideration	1,850	(290)	(165)	1,670
Other	—	(3,971)	—	(3,971)

Income (loss) before income tax provision (benefit)	(8,019)	(86,486)	(19,809)	(110,742)
Income tax provision (benefit)	(15,947)	(26,959)	(21,987)	(48,226)

Net income (loss)	$7,928	$(59,527)	$2,178	$(62,516)

Emdeon Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands, except share and per share amounts)

	June 30,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$160,376	$82,306
Accounts receivable, net of allowance for doubtful accounts of $3,470 and $6,377 at June 30, 2015 and December 31, 2014, respectively	234,140	233,791
Deferred income tax assets	14,055	18,893
Prepaid expenses and other current assets	29,939	29,246

Total current assets	438,510	364,236
Property and equipment, net	222,392	244,153
Goodwill	1,697,891	1,702,569
Intangible assets, net	1,484,772	1,539,394
Other assets, net	18,849	20,312

Total assets	$3,862,414	$3,870,664

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$21,896	$16,399
Accrued expenses	196,494	175,206
Deferred revenues	10,636	10,518
Current portion of long-term debt	27,133	27,308

Total current liabilities	256,159	229,431
Long-term debt, excluding current portion	2,137,214	2,146,597
Deferred income tax liabilities	378,488	413,227
Tax receivable agreement obligations to related parties	172,780	163,983
Other long-term liabilities	12,858	15,361
Commitments and contingencies
Equity:
Common stock (par value, $.01), 100 shares authorized and outstanding at June 30, 2015 and December 31, 2014, respectively	—	—
Additional paid-in capital	1,150,667	1,149,360
Accumulated other comprehensive income (loss)	(2,590)	(1,955)
Accumulated deficit	(243,162)	(245,340)

Total equity	904,915	902,065

Total liabilities and equity	$3,862,414	$3,870,664

Emdeon Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited and amounts in thousands)

	Six Months	Six Months
	Ended	Ended
	June 30,	June 30,
	2015	2014
Operating activities
Net income (loss)	$2,178	$(62,516)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	97,629	93,093
Accretion	8,797	4,768
Equity compensation	4,183	3,682
Deferred income tax expense (benefit)	(23,213)	(48,695)
Amortization of debt discount and issuance costs	4,579	3,843
Contingent consideration	(165)	1,670
Impairment of long-lived assets	961	79,576
Other	—	(2,029)
Changes in operating assets and liabilities:
Accounts receivable	(1,420)	(25,648)
Prepaid expenses and other	(1,084)	(7,251)
Accounts payable	6,293	1,237
Accrued expenses, deferred revenue and other liabilities	24,860	(7,897)

Net cash provided by (used in) operating activities	123,598	33,833

Investing activities
Purchases of property and equipment	(24,654)	(25,952)
Proceeds/(payments) for acquisitions, net of cash acquired	824	(779)
Other	(90)	36

Net cash provided by (used in) investing activities	(23,920)	(26,695)

Financing activities
Payments on Term Loan Facility	(7,240)	(7,669)
Payment of debt assumed from acquisition	—	(1,877)
Deferred financing obligation payments	(5,939)	(4,176)
Repurchase of Parent common stock	(3,681)	(869)
Capital contribution from Parent	805	2,092
Payment of Contingent Consideration	(5,553)	—

Net cash provided by (used in) financing activities	(21,608)	(12,499)

Net increase (decrease) in cash and cash equivalents	78,070	(5,361)
Cash and cash equivalents at beginning of period	82,306	76,538

Cash and cash equivalents at end of period	$160,376	$71,177

Explanation of Non-GAAP Financial Measures

Emdeon’s management believes that, in order to properly understand Emdeon’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-operating items, when used as a supplement to financial performance measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses results of operations before such excluded items to evaluate the operational performance of Emdeon as a basis for strategic planning and as a performance evaluation metric in determining achievement of certain executive and management incentive compensation programs. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition to the description provided below, reconciliations of GAAP to non-GAAP results are provided in the financial statement tables included in this release.

In this release, Emdeon defines Adjusted EBITDA as EBITDA (which is defined as net income (loss) before net interest expense, income tax provision (benefit) and depreciation and amortization), plus certain other non-cash or non-operating items (collectively, “EBITDA Adjustments”).

To properly evaluate Emdeon’s business, Emdeon encourages investors to review the GAAP financial information included in this release, and not rely on any single financial measure to evaluate Emdeon’s business. Emdeon also strongly encourages investors to review the reconciliation of net income (loss) to the non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA, as Emdeon defines it, may differ from and may not be comparable to similarly titled measures used by other companies, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations. Adjusted EBITDA calculations also are used in Emdeon’s credit facilities and indentures, although the adjustments used to calculate Adjusted EBITDA as used in Emdeon’s credit facilities and indentures may vary in certain respects among such agreements and from those presented below.

Management uses Adjusted EBITDA to facilitate a comparison of Emdeon’s operating performance on a consistent basis from period to period that, when viewed in combination with Emdeon’s GAAP results, management believes provides a more complete understanding of factors and trends affecting Emdeon’s business than GAAP measures alone. Management believes this non-GAAP measure assists Emdeon’s board of directors, management, lenders and investors in comparing Emdeon’s operating performance on a consistent basis because it removes where applicable, the impact of Emdeon’s capital structure, asset base, acquisition accounting, non-cash charges and non-operating items from Emdeon’s operating performance.

Emdeon Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(unaudited and amounts in thousands)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014

Net income (loss)	$7,928	$(59,527)	$2,178	$(62,516)
Interest expense, net	38,135	36,543	76,143	73,106
Income tax provision (benefit)	(15,947)	(26,959)	(21,987)	(48,226)
Depreciation and amortization	49,515	46,630	97,629	93,093

EBITDA	79,631	(3,313)	153,963	55,457

EBITDA Adjustments:
Equity compensation	1,998	1,790	4,183	3,682
Acquisition accounting adjustments	484	224	926	535
Acquisition-related costs	2,385	1,689	3,154	3,554
Transaction-related costs and advisory fees	1,662	1,615	3,179	3,115
Strategic initiatives, duplicative and transition costs	2,278	4,307	3,235	9,353
Severance costs	2,014	973	4,118	3,721
Accretion	3,818	4,844	8,797	4,768
Impairment of long-lived assets	122	76,508	961	79,576
Contingent consideration	1,850	(290)	(165)	1,670
Other non-routine, net	1,648	1,984	3,100	3,205

EBITDA Adjustments	18,259	93,644	31,488	113,179

Adjusted EBITDA	$97,890	$90,331	$185,451	$168,636

# # #

Contact:

Julie Loftus Trudell

Senior Vice President, Investor Relations

3055 Lebanon Pike, Suite 1000

Nashville, TN 37214

Direct: 615.932.3445

Cell: 757-642-1995

Email: jtrudell@emdeon.com

Bob East

Westwicke Partners

443.213.0502

bob.east@westwicke.com or

Emdeon@westwicke.com